Exhibit 10.3

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (the “Modification”) is entered into as of November 13, 2013, by and between the Lender(s), Borrower(s) and Guarantor(s) listed on the Loan Schedule referred to below.  References in this Modification to “Lender,” “Borrower,” and “Guarantor” shall be construed to mean and refer to each such Lender, Borrower, and Guarantor, respectively.

RECITALS

A.In connection with the loans described on the Loan Schedule (each, a “Loan”), Borrower has entered into one or more loan agreements with Lender (each such loan agreement, as previously amended, restated, supplemented, extended or renewed, a “Loan Agreement”).  The Loan Agreements, the promissory notes evidencing each Loan, and the other documents and instruments currently evidencing and securing each Loan (all as previously amended, restated, supplemented, extended or renewed) are referred to collectively as the “Current Loan Documents.”  Except as otherwise specifically stated in this Modification, (1) references in the Current Loan Documents and this Modification to the “Loan Documents,” or any of them, shall be deemed to be a reference to such Loan Documents, as modified by this Modification; (2) references in this Modification to “Loan” are to each such Loan; and (3) references to “Loan Agreement” are to each such Loan Agreement. The prior modifications to the Loan Documents include that certain Loan Modification Agreement, dated March 29, 2012 (the “2012 Modification”) between Lender, Borrower and Guarantor.

B.Borrower has requested that Lender modify the Loan Documents as provided in this Modification and Lender is willing to do so, subject to the terms and conditions set forth herein.

C.Without limiting or waiving any other defaults, Borrower is in default of the Consolidated Pre-Compensation FCCR set forth in Section 4(e)(i) of the 2012 Modification for the period ending September 30, 2013, and Borrower is in default of the Consolidated Post-Compensation FCCR set forth in Section 4(e)(ii) of the 2012 Modification for the period ending September 30, 2013 (such default, the “Existing Defaults”).

Now Therefor, For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
PRELIMINARY MATTERS

Defined Terms.  For purposes of this Modification and the Loan Documents generally, certain capitalized terms used in this Modification and not otherwise defined herein have the meanings given to such terms in Appendix A.  Other capitalized terms used in this Modification and not defined in this Modification have the meanings given to such terms in the 2012 Modification.

Recitals and Loan Schedule.  The parties acknowledge the accuracy of the Recitals and agree that the Recitals are part of this Modification.  Borrower confirms and agrees that the information set forth on the Loan Schedule is complete and correct.

ARTICLE 2
MODIFICATIONS TO LOAN DOCUMENTS

In addition to any and all other modifications made by this Modification, the Loan Documents are specifically modified and supplemented as follows:

FCCR Modification.  In order to amend the Minimum Pre-Compensation FCCR (GE Collateral Pool) in the 2012 Modification, the chart included in Section 4(d)(i) of the 2012 Modification is hereby amended in its entirety as follows:

2 Fiscal Quarter Ending	Minimum Pre-Compensation FCCR (GE Collateral Pool)
03/31/2012	0.85:1.00
06/30/2012	0.90:1.00
09/30/2012	0.95:1.00
12/31/2012	1.00:1.00
03/31/2013	1.00:1.00
06/30/2013	1.05:1.00
09/30/2013	1.20:1.00
12/31/2013	1.30:1.00
03/31/2014	1.30:1.00
06/30/2014	1.30:1.00
09/30/2014	1.30:1.00
12/31/2014	1.30:1.00
03/31/2015	1.30:1.00
06/30/2015	1.30:1.00
09/30/2015	1.30:1.00
12/31/2015 and thereafter	1.30:1.00

Loan-to-Value Modification.  In order to amend the Loan-to-Value covenant in the 2012 Modification, Section 4(d)(iii) of the 2012 Modification is hereby amended in its entirety as follows:

(i)

Loan-to-Value.  As of the end of each fiscal quarter set forth below, the ratio of (A) the unpaid principal balance of the Loan as of such quarter end to (B) the most-recent Appraised Value of the Sites that are included in the Collateral as of such quarter end shall not be greater than the following:

Fiscal Quarter Ending	Maximum Loan-to-Value Ratio
03/31/2012	100.0%
06/30/2012	100.0%
12/31/2012	80.0%
06/30/2013	80.0%
12/31/2013	72.2%
03/31/2014	72.2%
06/30/2014	72.2%
09/30/2014	72.2%
12/31/2014	70.0%
03/31/2015	70.0%
06/30/2015	65.0%
09/30/2015	65.0%
12/31/2015 and thereafter	60.0%

As used herein, “Appraised Value” shall mean the “as-is” value of each Site as determined by Lender based upon appraisals ordered annually by Lender beginning January 1, 2012 pursuant to Section 4(m) as adjusted pursuant to “desktop updates” obtained by Lender pursuant to Section 4(m) (collectively, the “Appraisals”); provided,  however, with respect to Loan No. 000432169 (Masters Inn), prior to January 1, 2013, the Appraised Value of each Masters Inn Site will be deemed to be the minimum Release Price for the Site set forth on Exhibit D.

ARTICLE 3
Additional Borrower Covenants

Receivers.  Borrower and each other Credit Party irrevocably agree that upon the occurrence of an Event of Default, Lender may obtain an order, ex parte, from a state or federal court appointing a receiver for (a) the business operations of Borrower and/or any of the other Credit Parties; (b) for the Collateral; and/or (c) for any or all of the assets and property rights of Borrower and/or of such other Credit Parties.  Lender’s right to obtain an order ex parte from a state or federal court appointing a receiver as provided herein shall be as a matter of right and without notice to Borrower or any other Credit Party or anyone claiming under Borrower or any other Credit Party, and without regard to the then value of the Collateral or the interest of Borrower or any other Credit Party therein.  BORROWER AND EACH OTHER CREDIT PARTY WAIVES ANY RIGHT TO A HEARING OR NOTICE OF HEARING PRIOR TO THE APPOINTMENT OF A RECEIVER AND IRREVOCABLY CONSENTS TO SUCH APPOINTMENT.  Borrower and each other Credit Party irrevocably agree that any receiver appointed pursuant to this Section may have all of the powers and duties of receivers in like or similar cases, including the right, with Lender’s express written consent, to operate and sell all property of the receivership estate, and that such powers and duties shall be vested in the receiver until the later of  (x) the date of confirmation of sale of the receivership estate, (y) the date of expiration of any redemption period, or (z) the date the receiver is discharged.  All expenses incurred by the receiver or its agents, including obligations to repay funds borrowed by the receiver, shall constitute a part of the Obligations.  Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including reasonable attorneys’ fees incurred by the receiver and Lender, together with interest thereon at the default rate of interest from the date incurred until paid, and the balance shall be applied toward the Obligations or in such other manner as the court may direct.  Borrower and each other Credit Party expressly waive any and all rights it may have to object to the appointment of a receiver as provided herein or to the receiver’s operation or disposition of the receivership estate.

Limitation of Liability for Certain Damages.  In no event shall Lender or any Affiliate of Lender be liable to Borrower or any other Credit Party on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

ARTICLE 4
LENDER CONSENTS AND WAIVERS

Upon satisfaction of each of the Closing Conditions on or before the Closing Deadline, which include any and all additional conditions precedent stated in the specific provisions of this Article, Lender consents and agrees as follows:

Financial Covenant Waivers.  Lender waives compliance with the financial covenant set forth in Section 4(e)(i) of the 2012 Modification (entitled “Consolidated Pre-Compensation FCCR”) for the Fiscal Quarter ending on September 30, 2013.  Lender waives compliance with the financial covenant set forth in Section 4(e)(ii) of the 2012 Modification (entitled “Consolidated Post-Compensation FCCR”) for the Fiscal Quarter ending on September 30, 2013.  Such waivers shall not apply to any other financial covenant in the Current Loan Documents or to any other Fiscal Quarter or Fiscal Year of Borrower or any other Credit Party.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Borrower and each other Credit Party acknowledge and agree that the representations and warranties in this Article are a material consideration to Lender; that Lender is relying on their correctness and completeness in entering into this Modification; and that these representations and warranties are true and accurate as of the date hereof, will be true and accurate as of Closing, as if made at Closing, and will survive the Closing regardless of any investigation or inspection by Lender.  Accordingly, Borrower and each other Credit Party represent and warrant to Lender:

Representations and Warranties Continue.  In connection with this Modification and for purposes of making the representations and warranties in this Section, Borrower and each other Credit Party have reviewed each of the representations and warranties of Borrower and such other Credit Party in the Loan Documents.  Except for matters relating to the Existing Defaults, all such representations and warranties (taking this Modification into account), are complete and correct as of the date set forth above, will continue to be complete and correct as of the consummation of the Modification, and will survive such consummation.

No Defaults; No Material Adverse Effects.  Except for the Existing Defaults, neither Borrower nor any other Credit Party is in Default under any of the Loan Documents.  There has been no change in the financial condition of Borrower or any other Credit Party from the most recent financial statement received by Lender from or on behalf of Borrower or such other Credit Party that would constitute a Material Adverse Effect.

Claims and Defenses.  Neither Borrower nor any other Credit Party has any claims, counterclaims, defenses, or offsets against Lender or its predecessors in interest with respect to the Loan or the Loan Documents. Lender and its predecessors in interest have performed all of their obligations under the Loan Documents, and neither Borrower nor any other Credit Party has any defenses, offsets, counterclaims, claims or demands of any nature which can be asserted against Lender or its predecessors in interest for damages or to reduce or eliminate all or any part of the obligations of Borrower or any other Credit Party under the Loan Documents.

Due Authorization, Execution and Delivery; Validity.  The execution, delivery, and performance by Borrower and each other Credit Party of this Modification and the other Loan Documents to be executed by Borrower or such other Credit Party in connection with this Modification have been duly authorized by all requisite action by or on behalf of Borrower and each other Credit Party, and this Modification and such other Loan Documents have been duly executed and delivered on behalf of Borrower and each other Credit Party.  The individual(s) executing the Loan Documents on behalf of Borrower and each other Credit Party have been duly authorized to do so in accordance with resolutions duly adopted by Borrower and such other Credit Party’s board of directors (or similar governing body), members, or partners, as the case may be.   This Modification and the other Loan Documents to which Borrower or any other Credit Party is a party constitute the legal, valid and binding obligations of Borrower and such other Credit Party, enforceable against Borrower and each other Credit Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally, and general principles of equity.

No Duress.  Borrower and each other Credit Party have executed this Modification as a free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of Lender or any other party.

Solvency.  Both before and after giving effect to consummation of the transactions contemplated by this Modification, Borrower and the other Credit Parties taken together, and Borrower, individually, are Solvent.

Commercial Nature of Loans.  The purpose of each Loan is a commercial business purpose and not a personal, family, or household purpose.  No portion of the Collateral is being or will be used by Borrower or any other Person for any personal, family or household purposes.

ARTICLE 6
credit party Ratifications, consents, and releases

Ratification of Loan Documents and Collateral.  The Loan Documents are ratified and affirmed by Borrower and each other Credit Party and remain in full force and effect.  Except to the extent, if any, specifically provided for herein: (a) Lender’s Liens in the Collateral shall continue in full force and effect and none of the Collateral is or shall be released from such Liens; and (b) this Modification shall not constitute a waiver of any rights or remedies of Lender in respect of the Loan Documents.

Guarantor Consent, Ratification, and Reaffirmation.  By its execution of this Modification, each Guarantor consents and agrees to the terms and conditions of this Modification; ratifies and reaffirms the Guaranty; and confirms and agrees that, notwithstanding this Modification and consummation of the transactions contemplated thereby, including the release of any Collateral, the Guaranty and all of Guarantor’s covenants, obligations, agreements, waivers, and liabilities set forth in the Guaranty continue in full force and effect in accordance with their terms with respect to the obligations guaranteed, modified only to the extent that the guaranteed obligations are modified by this Modification.

Release.  Borrower and each other Credit Party fully, finally and forever release and discharge Lender and its Affiliates from, waive, and agree not to sue, or otherwise assert against, Lender or any of its Affiliates, any and all claims, liabilities, obligations, actions, causes of action, debts, demands, suits, judgments, losses, fines, penalties, sanctions, costs, fees, taxes, charges, disbursements, expenses, defenses, challenges, contests, or other opposition, of whatever kind or nature and however characterized, at law, in equity or otherwise, that Borrower or any other Credit Party now has or in the future may have, whether known or unknown, foreseen or unforeseen, now existing or arising in the future, against Lender or its Affiliates arising out of or relating to:  (a) the Loan, this Modification, the other Loan Documents or the actions or omissions of Lender or any of Lender’s Affiliates in respect of the Loan or the Loan Documents and arising from events occurring prior to the Closing of this Modification; or (b) relating to the making, validity, or enforceability of the Loan Documents. FURTHER, BORROWER AND EACH OTHER CREDIT PARTY EXPRESSLY WAIVE ANY PROVISION OF STATUTORY OR DECISIONAL LAW TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY SUCH PARTY, MUST HAVE MATERIALLY AFFECTED SUCH PARTY’S SETTLEMENT WITH THE RELEASED PARTIES, INCLUDING PROVISIONS SIMILAR TO SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

ARTICLE 7
Conditions Precedent; Closing

Closing Conditions Precedent.  The obligations of Lender to consummate the transactions contemplated by this Modification are subject to the satisfaction of (a) each of the conditions precedent in this Section; and (b) any other conditions precedent to Closing set forth in this Modification (all such conditions precedent collectively, the “Closing Conditions”), in Lender’s sole discretion, unless Lender, in its sole discretion, waives satisfaction of a particular Closing Condition in writing.  Borrower agrees to provide Lender, at Borrower’s sole cost and expense, with such documents, certificates, and other information, including updated financial statements, as Lender may request, in order to verify that the Closing Conditions have been satisfied.

Executed Documents.  Lender shall have received this Modification, together with any and all other documents or instruments contemplated by this Modification, including a Borrower authorization on Lender’s form, in each case duly executed and, where appropriate, acknowledged, by Borrower and the other Credit Parties, each in form and substance satisfactory to Lender.

No Default; Representations.  Both before and after giving effect to the Closing, there shall be no Default under the Loan Documents (except for the Existing Defaults prior to giving effect to the waiver in Section 4.1), and each representation and warranty made by Borrower and each Guarantor pursuant to the Loan Documents shall be true and correct in all material respects.

Good Standing; Authority.  If requested by Lender, Borrower shall have provided Lender with evidence that Borrower and any entity Guarantor are in good standing under the laws of their state of formation and in each state in which any Collateral is located and that the Persons executing this Modification and the other documents or instruments contemplated hereby, other than Lender, are duly authorized to do so.

Liens on Existing Collateral.  Lender shall have received such UCC search results, title reports,  title policies, and title insurance endorsements as Lender shall reasonably require evidencing the continuing first priority of all of Lender’s Liens in the Collateral and confirming that the Collateral secures payment and performance of all of the Obligations.

Insurance.  If requested by Lender, Borrower shall have provided Lender with evidence satisfactory to Lender that all insurance required by the Loan Documents is in full force and effect.

Transaction Costs.  Borrower shall have paid to Lender all reasonable out-of pocket costs and expenses then incurred by or on behalf of Lender in connection with (i) this Modification; (ii) Lender’s underwriting and closing due diligence with respect to this Modification; and (iii) the negotiation, documentation, and closing of this Modification, including in connection with Lender’s review and evaluation of, and determinations with respect to, the Closing Conditions (collectively, “Transaction Costs”).  Upon Closing, all deposits paid by Borrower to Lender prior to entering into this Modification, other than rate lock fee deposits, if any, shall be applied to pay Transaction Costs and any other fees, costs and expenses payable by Borrower at Closing.  If the deposit exceeds the sum of such items, the excess shall be refunded to Borrower at Closing.  Transaction Costs include the following, as applicable:  (1) Lender’s outside legal counsel fees; (2) expenses for UCC search reports, title searches, and title insurance; (3) escrow, recording, and filing fees; (4) any applicable transfer or mortgage taxes; and (5) costs of any required site inspections, inspection reports, surveys, appraisals, flood certifications, environmental reports and testing, and other due diligence, including the fees of consultants, appraisers, auditors, inspectors, or other advisers retained by Lender.

Fees and Expenses.  Borrower shall have paid to Lender a waiver fee of $190,000, together with any and all other fees and amounts required to be paid by Borrower pursuant to this Modification and together with any other outstanding and unpaid fees and costs due from Borrower pursuant to any of the Loan Documents.

Closing.  The closing (the “Closing”) of the Modification and the transactions contemplated by this Modification will occur within three Business Days following satisfaction (or waiver by Lender) of each of the Closing Conditions, regardless of whether there is any advance of funds to Borrower at that time.  The date on which Closing occurs is the “Closing Date.”  Borrower hereby authorizes Lender to insert the Closing Date on the first page hereof, as the date of this Modification, and in the various Loan Documents that are executed in connection with this Modification, as the date thereof.  Closing must occur on or before 11:00 o’clock a.m. local time in Phoenix, Arizona, on November 14, 2013 (the “Closing Deadline”).  If Closing has not occurred on or before the Closing Deadline, Lender shall have absolutely no obligation whatsoever to consummate this Modification and the transactions contemplated hereby.  Lender may extend the Closing Deadline in Lender’s sole discretion.  Any extension of the Closing Deadline must be in writing to be valid.

ARTICLE 8
Miscellaneous Provisions

Any other provisions of the Loan Documents to the contrary notwithstanding:

Notices.  All notices, demands, requests, and other communications (collectively, “Notices”) required or expressly authorized to be made by the Loan Documents will be written and addressed (a) if to Borrower or any other Credit Party, to the address set forth for such Person on the signature page hereto or such other address as shall be notified in writing to Lender after the date hereof; and (b) if to Lender, at the address set forth for Lender on the signature page hereto or such other address as shall be notified in writing to Borrower after the date hereof.  Notices may be given by hand delivery; by overnight delivery service, freight prepaid; or by U.S. mail, postage paid.  Notices given as described above shall be effective and deemed to have been received upon personal delivery to a responsible individual at the notice address set forth on the signature page of this Modification, if Notice is given by hand delivery; one Business Day after delivery to an overnight delivery service, if Notice is given by overnight delivery service; and two Business Days following deposit in the U.S. mail, if Notice is given by U.S. mail.

Governing Law.  THE LAWS OF THE STATE IDENTIFIED IN THE CURRENT LOAN DOCUMENTS (AS IT RELATES TO ANY LOAN AND AS LIMITED THEREIN) SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS MODIFICATION, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT.

Time of the Essence.  Time is of the essence in this Modification.

Binding Effect; Conflicts.  This Modification shall be binding upon and inure to the benefit of Lender, Borrower and each other Credit Party, and their respective successors, assigns, heirs and personal representatives.  If there are any conflicts between the terms of this Modification and the terms of any of the other Loan Documents, the provisions of this Modification shall control.

Bankruptcy.  To induce Lender to execute this Modification, Borrower and each other Credit Party represent and agree that (a) the modifications provided for herein are, in Borrower and each other Credit Party’s informed judgment, sufficient to permit Borrower and each other Credit Party to operate its business and satisfy its obligations; (b) Borrower and each other Credit Party have no intention to file or acquiesce in any bankruptcy or insolvency proceeding at any time after the date of this Modification; (c) in the event of an Event of Default, Borrower and each other Credit Party acknowledge that Borrower and each other Credit Party do not have any further realistic opportunity to successfully reorganize Borrower or any other Credit Party’s financial affairs in bankruptcy; and (d) any bankruptcy filing or acquiescence to any bankruptcy filing by Borrower or any other Credit Party would, as to Lender, be in bad faith and solely for the purpose of delaying Lender from enforcing its rights and remedies.  Accordingly, in consideration of the mutual covenants contained herein and for other good and valuable consideration, Borrower and each other Credit Party agree that if Borrower or any other Credit Party is the subject of any federal or state insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceedings, voluntary or involuntary, under any present or future law or act, Lender shall be entitled to the immediate and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan Documents, and Borrower and each other Credit Party consent to the immediate lifting of any such automatic stay, and will not contest or object to any motion filed by Lender to lift such stay; and neither Borrower nor any other Credit Party will seek, and neither Borrower nor any other Credit Party shall be entitled to, any extension of any period in the proceedings during which only Borrower or a Credit Party may propose a plan of reorganization or liquidation, including specifically, but not limited to, the period specified by Section 1121(b) of the United States Bankruptcy Code, as it may be amended from time to time hereafter.  Borrower and each other Credit Party agree that no injunctive relief against Lender shall be sought under Section 105 or any other provision of Title 11 of the U.S. Code, as amended.

Post-Default Waiver of Collateral Disposition Rights.  Borrower and each other Credit Party hereby waive (a) any and all rights that it may have to notification of disposition of collateral under Section 9-611 of the Uniform Commercial Code; (b) any and all rights that it may have to require disposition of collateral under Section 9-620(e) of the Uniform Commercial Code; and (c) any and all rights that it may have to the right to redeem the Collateral under Section 9-623 of the Uniform Commercial Code.

Descriptions not Limiting.  The description of the Loan Documents contained herein is for informational purposes only and shall not be deemed to limit, imply or modify the terms or otherwise affect the Loan Documents.  The description in this Modification of the specific rights of Lender shall not be deemed to limit or exclude any other rights to which Lender may now be or may hereafter become entitled to under the Loan Documents at law, in equity or otherwise. The description in this Modification of the Existing Defaults shall not be to the exclusion of any other Defaults now existing or hereafter occurring under the Loan Documents.

Construction.  This Modification and the other Loan Documents shall be interpreted and construed in a fair and impartial manner without regard to such factors as which party prepared the document, the relative bargaining powers of the parties or a party’s domicile, but shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

Certain Terms, References and Titles.  Unless otherwise expressly provided or the context may otherwise require:  (a) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Modification or any other Loan Document, shall refer to this Modification or such other Loan Document as a whole and not to any particular provision hereof or thereof, (b) in the computation of time periods from a specified date to a later specified date in any Loan Document, the term “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including,” and the term “including” means “including without limitation”; (c) the term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports; (d) the term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence”

and “incurred” and similar derivatives shall have correlative meanings; (e) the term “sole” means “sole and absolute”; (f) Article, Section, subsection, clause, Appendix, Exhibit, Schedule, and Table references in a Loan Document are to such Loan Document; (g) references to any agreement or instrument includes all exhibits, schedules, and appendices thereto and, unless Lender’s consent is required therefor but was not obtained, any amendment, restatement, or supplement thereto; and (h) references to any statute, law, ordinance, regulation or rule are to such statute, law, ordinance, regulation or rule, as modified from time to time and to any successor to any such statute, law, ordinance, regulation or rule, in each case as in effect at the time any such reference is operative.  Article, Section, subsection, Appendix, Exhibit, Schedule and Table titles and other divisions contained in any Loan Document are without substantive meaning or content of any kind and are not a part of the agreement between the parties.  Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

Document Execution; Counterparts; E-Transmissions.  This Modification and the other Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Except as otherwise expressly provided in any Loan Document, the E-Transmission of an executed signature page (by E-Signature or otherwise) to this Modification or any other Loan Document shall be as effective as delivery of a manually executed counterpart thereof.  The Parties may (but are not required to) transmit or otherwise make or communicate any Loan Document as an E-Transmission, except that Borrower and the other Credit Parties shall deliver, as a further condition to Closing, live pen and ink signatures for those Loan Documents to be delivered on or before Closing, that Lender, in its sole discretion, designates as requiring such live signatures.  From time to time after Closing, Borrower and each other Credit Party agree to deliver to Lender, upon Lender’s request, a live pen and ink signature page for any Loan Document.  Where this Modification or any other Loan Document, including any executed signature pages, is communicated by E-Transmission:  (a) this Modification, such other Loan Document and such signature pages shall conclusively be deemed sufficient to satisfy any requirement for a “writing,” “authentication,”  “signature,” or “original” pursuant to any Loan Document or Applicable Law and shall be admissible as an original in any legal proceeding arising out of or relating to this Modification or any of the other Loan Documents; and (b) each such E-Transmission  shall have the same legal effect as a live pen and ink signed paper original.  None of Lender, Borrower or any other Credit Party shall contest the validity or enforceability of this Modification, or such other Loan Document, on the basis that this Modification, such other Loan Document, or one or more signatures hereto or thereto were the subject of an E-Transmission or executed by an E-Signature; provided, however, that nothing herein shall limit a party's right to contest whether this Modification or such other Loan Document has been altered after E-Transmission or whether the E-Transmission was delivered to an appropriate representative of Lender.  “E-Transmission” means the communication of any document, including signature pages, by e-mail or any system used to receive or transmit faxes electronically.  “E-Signature” means the process of attaching to or logically associating with an E-Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the E-Transmission) with the intent to sign, authenticate or accept such E-Transmission.

Entire Agreement; Further Assurances.  The Loan Documents contain the entire understanding and agreement of BORROWER, the OTHER Credit Parties and Lender in respect of the Loan and supersede all prior representations, warranties, agreements and understandings.  No course of dealing between Borrower, any other Credit Party or any Affiliate of Borrower or any other Credit Party on the one hand, and Lender or any of its Affiliates on the other hand, shall be effective to amend, modify or discharge any provision of the Loan Documents.  Borrower and each other Credit Party shall execute, acknowledge (as appropriate) and deliver to Lender such additional agreements, documents and instruments as Lender reasonably requires to carry out the intent of this Modification.

Special Credit Party Certifications.  By executing this Modification and the related Loan Documents, Borrower and each other Credit Party certify, represent, warrant, and affirm to Lender that:

Credit Party Experience.  BORROWER AND Each OTHER Credit Party is experienced in complex and sophisticated business matters and commercial financing transactions of the type contemplated by the Loan Documents;

Time to Review; Loan Documents Complete and Accurate.  BORROWER AND Each OTHER Credit Party has had sufficient time, prior to execution of this modification, to carefully review all provisions, terms and conditions of this modification and the other Loan Documents and discuss the same with Lender, as BORROWER AND each OTHER Credit Party has deemed appropriate, and has determined that this modification and the other loan Documents completely and accurately reflect the final business deal of the parties;

Consultation with Advisers.  BORROWER AND Each OTHER Credit Party has had the opportunity to obtain and consult with such investment, tax, legal, financial, and other advisers relative to the transactions contemplated by this modification and the other Loan Documents as BORROWER AND each OTHER Credit Party has deemed appropriate and that neither Lender, any Affiliate of Lender, nor any of their respective employees, agents, representatives, or advisers has acted as an investment, tax, legal, or financial adviser to any Credit Party in any respect or otherwise provided BORROWER OR ANY OTHER Credit Party with any investment, tax, legal, or financial advice or any nature whatsoever; and

No Other Promises.  NEITHER BORROWER NOR ANY OTHER Credit Party has relied on any written or oral promises, assurances, representations, or other statements of Lender, any Affiliate of Lender, or any of their employees, agents, representatives, or advisers that are not contained in this modification and the other Loan Documents.

Executed and effective as of the date first set forth above.

BORROWER:

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership

By:SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By: /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

SPPR – SOUTH BEND, LLC, a Delaware limited liability company

By:SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership, its Manager

By:SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By: /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

Address for Notices:

1800 W. Pasewalk Avenue, Suite 200

Norfolk,  Nebraska    68701

Attention:  Chief Financial Officer

GUARANTOR:

SUPERTEL HOSPITALITY, INC., a Virginia corporation

By: /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust

By: /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership

By:SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By: /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

Address for Notices:

1800 W. Pasewalk Avenue, Suite 200

Norfolk,  Nebraska    68701

Attention:  Chief Financial Officer

LENDER:

GE FRANCHISE FINANCE COMMERCIAL LLC, a  Delaware limited liability company

By: /s/ Robert Sember

Name: Robert Sember

Its Authorized Signatory

Address for Notices:

8377 East Hartford Drive

Suite 200

Scottsdale,  Arizona 85255

Attention:  Collateral Management

APPENDIX A

DEFINED TERMS

“Affiliate” means, with respect to a Person, each officer, director, manager, general partner, or co-venturer of such Person and any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in Salt Lake City, Utah; Phoenix, Arizona; or New York, New York.

“Collateral” means all real and personal property, tangible and intangible, as to which Lender is granted a Lien pursuant to any Loan Document, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Lender, with references to “Collateral” to include all or any portion of or interest in any of the Collateral.

“Control” and “Controlled” means possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of any class of voting securities (or other ownership interests) of such Person; or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Credit Party” means Borrower, Guarantor and each other Person (other than Lender) that is or may become a party to any Loan Document.

“Default” means any Event of Default or any event or circumstance that, with the passage of time or the giving of notice or both, would become an Event of Default.

“Electronic Transmission” means each document, instruction, authorization, information or other communication transmitted, posted or otherwise made or communicated by e-mail or any system used to receive or transmit faxes electronically.

“Event of Default” means any event, occurrence or circumstance that is an Event of Default pursuant to any of the Loan Documents.

“Government Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest, including purchase money security interests, and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means each Loan Agreement, together with all other documents and instruments now or in the future executed and delivered by Borrower or any other Credit Party to Lender in connection with the Loans, including the Current Loan Documents, the 2012 Modification, this Modification and all promissory notes, guaranties, mortgages and deeds of trust, security agreements, and other documents or instruments now or hereafter evidencing, guaranteeing, or securing any of the Loans, with references in the Loan Documents to any particular Loan Document to mean such Loan Document, as it may be amended, restated, supplemented, extended or renewed from time to time.  Each Exhibit, Schedule, Table or Appendix attached to a Loan Document is an integral part of such Loan Document, the same as if set forth in full in the body thereof.

“Material Adverse Effect” means any fact, event, circumstance or other effect (including changes in market conditions), whether foreseeable or unforeseeable, that alone or in combination with other facts, events, circumstances, or effects occurring or existing concurrently with such fact, event, circumstance, or effect results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or assets of Borrower or any other Credit Party; (b) the ability of Borrower or any other Credit Party to perform its obligations under any Loan Document; (c) the validity or enforceability of any Loan Document or the rights and remedies of Lender under any Loan Document; or (d) the Collateral, Lender’s Liens in the Collateral, or the priority of such Liens.

“Obligations” means, with respect to Borrower and each other Credit Party, all amounts, obligations, liabilities, covenants and duties of every type and description (including for the payment of money), owing by Borrower or such other Credit Party to Lender or any of its Affiliates arising out of, under, or in connection with any Loan Document or any Related Agreement, whether direct or indirect, absolute or contingent, due or to become due, liquidated or not, now existing or hereafter arising, however acquired, and whether or not evidenced by any instrument.

“Person” means any individual, partnership, corporation, business trust, public benefit corporation, joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Government Authority.

“Related Agreement” means each agreement, document, and instrument, other than the Loan Documents, now or hereafter existing between, or by, Borrower, any other Credit Party or Affiliate of Borrower or any other Credit Party (including as a successor in interest) and, or for the benefit of, Lender or any Lender Affiliate (including, in each case, as a successor in interest), as any such agreement, document, or instrument may be amended, restated, supplemented, extended or renewed from time to time.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person; (b) such Person is able to pay all liabilities of such Person as such liabilities mature; and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

LOAN SCHEDULE

	Borrower, guarantor or other credit party (collectively, the “Borrower”)	Loan Contract No. (collectively, the “Loan”)	Lender
Loan 1	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	000431562	GE Franchise Finance Commercial LLC
Loan 2	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	000431830	GE Franchise Finance Commercial LLC
Loan 3	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	000432039	GE Franchise Finance Commercial LLC
Loan 4	Borrower: South Bend, LLC Guarantors: Supertel LP, Supertel REIT and Supertel Hospitality	000435130	GE Franchise Finance Commercial LLC
Loan 5	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	000435127	GE Franchise Finance Commercial LLC
Loan 6	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	000435397	GE Franchise Finance Commercial LLC